Exhibit 99.1

FOR IMMEDIATE RELEASE

ABM INDUSTRIES ANNOUNCES

2013 FOURTH QUARTER FINANCIAL RESULTS

Acquisitions and Organic Growth Increase Revenue by 14%

Reported EPS of $0.43; Adjusted EPS of $0.48

Increases Quarterly Dividend

New York, NY – December 9, 2013 – ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the fiscal 2013 fourth quarter that ended October 31, 2013.

	Three Months Ended October 31,		Increase (Decrease)	Year Ended October 31,		Increase (Decrease)
($ in millions, except per share data) (unaudited)	2013	2012		2013	2012
Revenues	$1,236.8	$1,090.0	13.5%	$4,809.3	$4,300.3	11.8%
Income from continuing operations	$24.2	$27.7	(12.6)%	$72.9	$62.7	16.3%
Income from continuing operations per diluted share	$0.43	$0.50	(14.0)%	$1.30	$1.14	14.0%
Adjusted income from continuing operations	$27.0	$27.7	(2.5)%	$85.0	$76.1	11.7%
Adjusted income from continuing operations perdiluted share	$0.48	$0.50	(4.0)%	$1.52	$1.39	9.4%
Net income	$24.2	$27.7	(12.6)%	$72.9	$62.6	16.5%
Net income per diluted share	$0.43	$0.50	(14.0)%	$1.30	$1.14	14.0%
Net cash provided by operating activities	$51.0	$66.8	(23.7)%	$135.3	$150.6	(10.2)%
Adjusted EBITDA	$58.1	$50.2	15.7%	$205.9	$176.4	16.7%

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted income from continuing operations”, and “Adjusted income from continuing operations per diluted share” (or “Adjusted EPS”). Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

Executive Summary:

•	Revenues were $1.2 billion in the fourth quarter of fiscal 2013, up 13.5% compared to $1.09 billion last year, due to $110.8 million in contributions from recent acquisitions and $36.0 million, or 3.3%, in organic growth.

•	Janitorial and Security segments achieved organic growth of 4.1% and 3.9%, respectively, from new business and increased scope of work with existing clients.

•	Building & Energy Solutions segment, excluding government business, delivered strong organic growth of 26.7% due primarily to new bundled energy solutions contracts.

•	Adjusted income from continuing operations for the fiscal 2013 fourth quarter was $0.48 per diluted share compared to $0.50 per diluted share in the prior year. In the fiscal 2012 fourth quarter, the Company recognized an $0.11 benefit from a discrete tax item compared to a $0.04 benefit from discrete tax items in the fourth quarter of 2013.

•	Adjusted EBITDA increased 15.7% to $58.1 million as a result of contributions from recent acquisitions and new business.

•	Outstanding borrowings under the Company’s credit facility decreased by $34 million in the fourth quarter to $315 million.

Fourth Quarter Results and Recent Events

“The fourth quarter exceeded our expectations and we have delivered an outstanding year of double digit revenue and operating profit growth, driven by acquisitions and strong organic performance across our Janitorial, Facility Services, Security and Building & Energy Solutions segments,” said ABM’s president and chief executive officer Henrik Slipsager. “Our financial results reflect the success of our strategies to focus on key industry verticals and mobile and on-demand businesses and realign our infrastructure and operations. In the fourth quarter, revenues increased 13.5% and organic revenues, excluding the government business, grew approximately 3.9%. We posted a record fourth quarter in our Janitorial segment, with a 4.1% increase in organic revenues due to significant new business wins and tag sales. Operating profit continued to be impacted by initial costs associated with new contracts, which adversely affected the year-over-year comparison. Our Building & Energy Solutions segment continues to gain sales momentum, with organic growth of 26.7% in the fourth quarter, excluding acquisitions and the government business, as we continue to benefit from our investments in our healthcare vertical and help clients reduce their energy and operating costs through bundled energy solutions. We also continue to be pleased with the companies acquired earlier this fiscal year and all are performing at, or above, expectations. In particular, Air Serv had a strong finish to the year, with top-line growth significantly above our outlook.”

Slipsager continued, “Adjusted income of $0.48 from continuing operations for the fourth quarter exceeded our expectations but was down slightly on a year-over-year basis. The contributions from new business and acquisitions were offset by initial costs associated with new contracts in our Janitorial and Air Serv businesses. In addition, the fourth quarter of fiscal 2013, included a $0.04 benefit from discrete tax items, compared to an $0.11 benefit from a discrete tax item in fiscal 2012 fourth quarter. The effective tax rate for the fourth quarter of fiscal 2013 was 33.9%, compared to 21.8% in the prior year. Adjusted EBITDA increased 15.7% to $58.1 million in the quarter, and for the first time in the Company’s history, we surpassed $200 million in Adjusted EBITDA with a total of $205.9 million for the fiscal year.”

James Lusk, executive vice president and chief financial officer, added, “As a result of our continued strong free cash flow, we reduced debt levels by $33 million from the third quarter despite making two acquisitions, and we continue to reward shareholders through our quarterly cash dividend. We ended fiscal 2013 with $315 million in borrowings under our credit facility and have paid down over $100 million of the approximately $200 million borrowed in early fiscal 2013 to fund acquisitions.”

Interest expense for the fourth quarter of fiscal 2013 was $3.2 million, an increase from $2.3 million in the fourth quarter of 2012 due to higher average borrowings on the Company’s credit facility to fund acquisitions.

Fiscal 2013 Results

The Company reported record revenues of $4.81 billion for the fiscal year ended October 31, 2013, an 11.8% increase compared to year-ago revenues of $4.30 billion as a result of strategic acquisitions and organic growth of 2.1%. Excluding our Government business and acquisitions, revenue grew 3.1% compared to fiscal 2012.

Income from continuing operations for the fiscal year 2013 was $72.9 million, or $1.30 per diluted share, compared to $62.7 million, or $1.14 per diluted share, for the fiscal year 2012.

Adjusted income from continuing operations for the fiscal year 2013 was $85.0 million, or $1.52 per diluted share, compared to $76.1 million, or $1.39 per diluted share, for the fiscal year 2012. The increase of $8.9 million is primarily the result of strong organic growth and solid performances from acquisitions and Building & Energy Solutions as well as lower payroll and payroll related expenses as a result of one less working day, partially offset by higher initial costs on new contracts and sales and marketing costs associated with the Company’s growth initiatives as well as lower benefits from discrete tax items.

Slipsager concluded, “We are very pleased with our execution against plan in fiscal 2013 and with the progress we have made in realigning our infrastructure. Operations across all business segments continue to be sharply focused on key verticals and integrating our offerings so that clients can better take advantage of our wide-ranging capabilities. We recently integrated our healthcare businesses under ABM Healthcare Support Services, creating an unmatched breadth of services and enabling our healthcare clients to offer higher quality care at lower costs. We continue to see upside opportunity in these strategies and believe that we are well positioned for next year. Our momentum is strong, and we are excited about the Company’s long-term prospects and competitive position in fiscal 2014.”

Dividend

The Company also announced that the Board of Directors has declared a fourth quarter cash dividend of $0.155 per common share—which is an increase of 3%—payable on February 3, 2014 to stockholders of record on January 2, 2014. This will be ABM’s 191st consecutive quarterly cash dividend.

Guidance

For fiscal 2014, the Company expects Income from Continuing Operations of $1.38 to $1.48 per diluted share and Adjusted Income from Continuing Operations of $1.58 to $1.68 per diluted share. The adjusted guidance reflects the exclusion of charges primarily related to the Company’s rebranding initiative, adjustments to self-insurance reserves for prior years, and the integration of recent acquisitions, as well as the absence of $2.9 million, or $0.05 per diluted share, in retroactive employment-based tax credits realized in the first quarter of fiscal 2013.

Earnings Webcast

On Tuesday, December 10, at 9:00 a.m. ET, ABM will host a live webcast of remarks by president and chief executive officer Henrik Slipsager, executive vice president and chief financial officer James Lusk, executive vice president Jim McClure, and executive vice president Tracy Price. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.

The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=137408

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID #12611428.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Presentations” tab.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues exceeding $4 billion and 100,000 employees in over 350 offices deployed throughout the United States and various international locations. ABM’s comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes — from schools and hospitals to the largest and most complex facilities, such as manufacturing plants and major airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) our strategy of moving to an integrated facility solutions provider platform, which focuses on vertical market strategy, may not generate the growth in revenues or profitability that we expect; (3) we are subject to intense competition that can constrain our ability to gain business, as well as our profitability; (4) increases in costs that we cannot pass on to clients could affect our profitability; (5) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks; (6) we primarily provide our services pursuant to agreements that are cancelable by either party upon 30 to 90 days’ notice; (7) our success depends on our ability to preserve our long-term relationships with clients; (8) we are at risk of losses and adverse publicity stemming from any accident or other incident involving our airport operations; (9) our international business exposes us to additional risks; (10) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations or the improper conduct of joint venture employees, partners, or agents; (11) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, or cash flows; (12) we are subject to a number of procurement rules and regulations relating to our business with the U.S. Government and if we fail to comply with those rules, our business and our reputation could be adversely affected; (13) negative or unexpected tax consequences could adversely affect our results of operations; (14) we are subject to business continuity risks associated with centralization of certain administrative functions; (15) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (16) deterioration in economic conditions in general could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (17) a variety of factors could adversely affect the results of operations of our building and energy services business; (18) financial difficulties or bankruptcy of one or more of our major clients could adversely affect our results; (19) our ability to operate and pay our debt obligations depends upon our access to cash; (20) future declines in the fair value of our investments in auction rate securities could negatively impact our earnings; (21) uncertainty in the credit markets may negatively impact our costs of borrowing, our ability to collect receivables on a timely basis, and our cash flow; (22) we incur accounting and other control costs that reduce profitability; (23) sequestration under the Budget Control Act of 2011 or alternative measures that may be adopted in lieu of sequestration may negatively impact our business; (24) any future increase in our level of debt or in interest rates could affect our results of operations; (25) an impairment charge could have a material adverse effect on our financial condition and results of operations; (26) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (27) federal health care reform legislation may adversely affect our business and results of operations; (28) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (29) labor disputes could lead to loss of revenues or expense variations; (30) we participate in multi-employer pension plans which, under certain circumstances, could result in material liabilities being incurred; and (31) natural disasters or acts of terrorism could disrupt services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012 and in other reports the Company files from time to time with the Securities and Exchange Commission. The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations, as adjusted for items impacting comparability, for the fourth quarter and fiscal years 2013 and 2012. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the fourth quarter and fiscal years 2013 and 2012. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

###

Contact:

Investors & Analysts:	David Farwell	Media:	Chas Strong
	(212) 297-9792 dfarwell@abm.com		(770) 953-5072 chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended October 31,		Increase
($ in thousands, except per share data)	2013	2012	(Decrease)
Revenues	$1,236,773	$1,090,001	13.5%
Expenses
Operating	1,101,571	968,416	13.7%
Selling, general and administrative	90,714	79,571	14.0%
Amortization of intangible assets	7,084	5,280	34.2%

Total expenses	1,199,369	1,053,267	13.9%

Operating profit	37,404	36,734	1.8%
Income from unconsolidated affiliates, net	2,395	1,015	*NM
Interest expense	(3,214)	(2,317)	38.7%

Income from continuing operations before income taxes	36,585	35,432	3.3%
Provision for income taxes	(12,417)	(7,727)	60.7%

Income from continuing operations	24,168	27,705	(12.8)%
Loss from discontinued operations, net of taxes	—	(42)	(100.0)%

Net income	$24,168	$27,663	(12.6)%

Net income per common share - basic
Income from continuing operations	$0.44	$0.51	(13.7)%
Loss from discontinued operations, net of taxes	—	—	—

Net income per common share - basic	$0.44	$0.51	(13.7)%

Net income per common share - diluted
Income from continuing operations	$0.43	$0.50	(14.0)%
Loss from discontinued operations, net of taxes	—	—	—

Net income per common share - diluted	$0.43	$0.50	(14.0)%

* Not meaningful
Weighted-average common and common equivalent shares outstanding
Basic	55,329	54,362
Diluted	56,686	55,200
Dividends declared per common share	$0.155	$0.150

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Year Ended October 31,		Increase
($ in thousands, except per share data)	2013	2012	(Decrease)
Revenues	$4,809,281	$4,300,265	11.8%
Expenses
Operating	4,313,429	3,854,380	11.9%
Selling, general and administrative	348,274	327,855	6.2%
Amortization of intangible assets	28,553	21,464	33.0%

Total expenses	4,690,256	4,203,699	11.6%

Operating profit	119,025	96,566	23.3%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	—	(313)	(100.0)%
Income from unconsolidated affiliates, net	6,319	6,395	(1.2)%
Interest expense	(12,892)	(9,999)	28.9%

Income from continuing operations before income taxes	112,452	92,649	21.4%
Provision for income taxes	(39,552)	(29,931)	32.1%

Income from continuing operations	72,900	62,718	16.2%
Loss from discontinued operations, net of taxes	—	(136)	(100.0)%

Net income	$72,900	$62,582	16.5%

Net income per common share—basic
Income from continuing operations	$1.33	$1.16	14.7%
Loss from discontinued operations, net of taxes	—	—	—

Net income per common share—basic	$1.33	$1.16	14.7%

Net income per common share—diluted
Income from continuing operations	$1.30	$1.14	14.0%
Loss from discontinued operations, net of taxes	—	—	—

Net income per common share—diluted	$1.30	$1.14	14.0%

Weighted-average common and common equivalent shares outstanding
Basic	54,877	53,987
Diluted	56,067	54,914
Dividends declared per common share	$0.605	$0.585

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in thousands)	2013	2012
Net cash provided by continuing operating activities	$51,012	$66,790
Net cash provided by discontinued operating activities	—	42

Net cash provided by operating activities	$51,012	$66,832

Purchase of businesses, net of cash acquired	(7,982)	(323)
Other	(11,289)	(2,295)

Net cash used in investing activities	$(19,271)	$(2,618)

Proceeds from exercises of stock options (including income tax benefit)	$3,520	$2,442
Dividends paid	(8,623)	(7,884)
Borrowings from line of credit	238,000	169,000
Repayments of borrowings from line of credit	(271,611)	(206,000)
Changes in book cash overdrafts	1,514	37
Other	(590)	—

Net cash used in financing activities	$(37,790)	$(42,405)

	Year Ended October 31,
(in thousands)	2013	2012
Net cash provided by continuing operating activities	$135,313	$148,947
Net cash provided by discontinued operating activities	—	1,665

Net cash provided by operating activities	$135,313	$150,612

Purchase of businesses, net of cash acquired	(199,326)	(5,963)
Other	(26,562)	(23,875)

Net cash used in investing activities	$(225,888)	$(29,838)

Proceeds from exercises of stock options (including income tax benefit)	$13,297	$12,496
Dividends paid	(32,873)	(31,309)
Deferred financing costs paid	—	(14)
Borrowings from line of credit	1,006,000	773,000
Repayment of borrowings from line of credit	(906,130)	(858,000)
Changes in book cash overdrafts	2,968	45
Other	(3,507)	—

Net cash provided by (used in) financing activities	$79,755	$(103,782)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	October 31, 2013	October 31, 2012
Assets
Cash and cash equivalents	$32,639	$43,459
Trade accounts receivable, net	672,525	561,317
Notes receivable and other	36,623	40,343
Prepaid expenses	59,645	50,289
Prepaid income taxes	5,081	385
Deferred income taxes, net	47,051	43,671
Insurance recoverables	11,068	9,870

Total current assets	864,632	749,334
Insurance deposits	28,466	31,720
Other investments and long-term receivables	5,005	5,666
Investments in unconsolidated affiliates, net	17,952	14,863
Investments in auction rate securities	12,994	17,780
Property, plant and equipment, net	77,241	59,909
Other intangible assets, net	144,401	109,138
Goodwill	872,396	751,610
Noncurrent deferred income taxes, net	—	17,610
Noncurrent insurance recoverables	57,636	54,630
Other assets	38,513	38,898

Total assets	$2,119,236	$1,851,158

Liabilities
Trade accounts payable	$157,806	$130,410
Accrued liabilities
Compensation	138,430	121,855
Taxes—other than income	25,737	19,437
Insurance claims	84,546	80,192
Other	101,860	95,473
Income taxes payable	145	8,450

Total current liabilities	508,524	455,817
Noncurrent income taxes payable	50,426	27,773
Line of credit	314,870	215,000
Retirement plans and other	41,417	38,558
Deferred income tax liability, net	13,074	—
Noncurrent insurance claims	273,418	263,612

Total liabilities	1,201,729	1,000,760

Stockholders’ equity	917,507	850,398

Total liabilities and stockholders’ equity	$2,119,236	$1,851,158

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended October 31,		Increase
($ in thousands)	2013	2012	(Decrease)
Revenues
Janitorial	$628,727	$604,098	4.1%
Facility Services	152,854	151,948	0.6%
Parking	152,214	154,022	(1.2)%
Security	97,060	93,452	3.9%
Building & Energy Solutions	114,766	86,241	33.1%
Other	90,924	—	*NM
Corporate	228	240	(5.0)%

Total revenues	$1,236,773	$1,090,001	13.5%

Operating Profit
Janitorial	$34,047	$37,115	(8.3)%
Facility Services	8,127	6,810	19.3%
Parking	8,476	7,579	11.8%
Security	5,126	3,016	70.0%
Building & Energy Solutions	8,609	4,718	82.5%
Other	3,928	—	*NM
Corporate	(28,829)	(21,410)	(34.7)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(2,080)	(1,094)	90.1%

Total operating profit	37,404	36,734	1.8%
Income from unconsolidated affiliates, net	2,395	1,015	*NM
Interest expense	(3,214)	(2,317)	38.7%

Income from continuing operations before income taxes	36,585	35,432	3.3%

Provision for income taxes	(12,417)	(7,727)	60.7%

Income from continuing operations	$24,168	$27,705	(12.8)%

* Not meaningful

	Year Ended October 31,		Increase
($ in thousands)	2013	2012	(Decrease)
Revenues
Janitorial	$2,465,312	$2,394,344	3.0%
Facility Services	609,435	576,136	5.8%
Parking	609,082	615,132	(1.0)%
Security	381,472	365,926	4.2%
Building & Energy Solutions	401,536	348,279	15.3%
Other	341,516	—	*NM
Corporate	928	448	*NM

Total revenues	$4,809,281	$4,300,265	11.8%

Operating Profit
Janitorial	$134,600	$135,967	(1.0)%
Facility Services	27,431	23,083	18.8%
Parking	27,537	26,189	5.1%
Security	12,943	7,835	65.2%
Building & Energy Solutions	18,662	12,340	51.2%
Other	12,606	—	*NM
Corporate	(108,579)	(105,390)	(3.0)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(6,175)	(3,458)	78.6%

Total operating profit	119,025	96,566	23.3%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	—	(313)	(100.0)%
Income from unconsolidated affiliates, net	6,319	6,395	(1.2)%
Interest expense	(12,892)	(9,999)	28.9%

Income from continuing operations before income taxes	112,452	92,649	21.4%

Provision for income taxes	(39,552)	(29,931)	32.1%

Income from continuing operations	$72,900	$62,718	16. 2%

*	Not meaningful

ABM Industries Incorporated and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(Unaudited)

(in thousands, except per share data)

	Three Months Ended October 31,		Year Ended October 31,
	2013	2012	2013	2012
Reconciliation of Adjusted Income from Continuing Operations to Net Income
Adjusted income from continuing operations	$26,995	$27,730	$85,007	$76,122
Items impacting comparability, net of taxes	(2,827)	(25)	(12,107)	(13,404)

Income from continuing operations	24,168	27,705	72,900	62,718
Loss from discontinued operations, net of taxes	—	(42)	—	(136)

Net income	$24,168	$27,663	$72,900	$62,582

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$26,995	$27,730	$85,007	$76,122
Items impacting comparability:
Corporate initiatives and other (a)	—	(27)	—	(2,482)
Rebranding (b)	(1,522)	(672)	(3,671)	(2,755)
U.S. Foreign Corrupt Practices Act investigation (c )	(419)	(182)	(775)	(3,504)
Gain from equity investment (d)	—	(63)	—	2,925
Auction rate security credit loss	—	—	—	(313)
Self-insurance adjustment	(607)	2,182	(10,556)	(7,278)
Linc purchase accounting	—	—	—	—
Acquisition costs	(116)	(1,010)	(1,116)	(1,329)
Litigation and other settlements	—	(270)	(63)	(7,830)
Restructuring (e)	(2,001)	—	(3,797)	—

Total items impacting comparability	(4,665)	(42)	(19,978)	(22,566)
Benefit from income taxes	1,838	17	7,871	9,162

Items impacting comparability, net of taxes	(2,827)	(25)	(12,107)	(13,404)

Income from continuing operations	$24,168	$27,705	$72,900	$62,718

Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$58,148	$50,189	$205,926	$176,353
Items impacting comparability	(4,665)	(42)	(19,978)	(22,566)
Loss from discontinued operations, net of taxes	—	(42)	—	(136)
Provision for income taxes	(12,417)	(7,727)	(39,552)	(29,931)
Interest expense	(3,214)	(2,317)	(12,892)	(9,999)
Depreciation and amortization	(13,684)	(12,398)	(60,604)	(51,139)

Net income	$24,168	$27,663	$72,900	$62,582

Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share (Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2013	2012	2013	2012
Adjusted income from continuing operations per diluted share	$0.48	$0.50	$1.52	$1.39
Items impacting comparability, net of taxes	(0.05)	—	(0.22)	(0.25)

Income from continuing operations per diluted share	$0.43	$0.50	$1.30	$1.14

Diluted shares	56,686	55,200	56,067	54,914

(a)	Corporate initiatives and other includes the integration costs associated with The Linc Group acquisition on December 1, 2010 and data center consolidation costs.
(b)	Represents costs related to the Company’s branding initiative.
(c)	Includes legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.
(d)	The Company’s share of a gain associated with property sales completed by one of its investments in a low income housing partnership.
(e)	Restructuring costs associated with realignment of our infrastructure and operations.

Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2014

	Year Ending October 31, 2014
	Low Estimate	High Estimate
	(per diluted share)
Adjusted income from continuing operations per diluted share	$1.58	$1.68
Adjustments to income from continuing operations (a)	$(0.20)	$(0.20)

Income from continuing operations per diluted share	$1.38	$1.48

(a)	Adjustments to income from continuing operations include rebranding costs, restructuring costs associated with realignment of our infrastructure and operations, certain legal settlements, adjustments to self-insurance reserves pertaining to prior year’s claims and other unique items impacting comparability.